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                        INDEPENDENT ACCOUNTANTS' CONSENT



         The Board of Directors
         United National Bancorp:



         We consent to incorporation by reference in the following Registration Statements filed on Form S-8: the United National Bancorp Stock Based Incentive Plan, dated May 19, 1993; the United National Bank Profit Sharing and 401 (k) Plan dated March 16, 1994; and the United National Bank 1995 Stock Option Plan for Non-Employee Directors, dated June 28, 1995, of our report dated January 14, 1997, relating to the consolidated balance sheet of United National Bancorp and subsidiary as of December 31, 1996 and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the year then ended, which report is incorporated by reference in the December 31, 1996 Annual Report on Form 10-K of United National Bancorp.


                                                     /s/ KPMG Peat Marwick LLP


                                                     KPMG Peat Marwick LLP



Short Hills, New Jersey
March 27, 1997